Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES THIRD QUARTER OF 2021 EARNINGS

Highlights

•	Net income was $4.1 million for the third quarter of 2021, or $0.65 per diluted share
•	A recovery of provision for loan losses of $0.6 million was recognized in the third quarter of 2021
•	Cost of funds decreased by seven basis points sequentially to 0.99%, a decline of 53 basis points year-over-year
•	Substandard loans decreased by $14.0 million during the third quarter of 2021, an improvement of 24.2%

Manitowoc, Wisconsin, October 21, 2021 — County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), a community bank headquartered in Manitowoc, Wisconsin, today reported financial results for the third quarter of 2021.  Net income was $4.1 million, or $0.65 per diluted share, for the third quarter of 2021, compared to net income of $6.7 million, or $1.07 per diluted share, and $3.4 million, or $0.52 per diluted share, for the second quarter of 2021 and the third quarter of 2020, respectively.  For the nine months ended September 30, 2021, net income was $14.8 million, or $2.34 per diluted share, compared to net income of $1.0 million, or a $0.10 per diluted share, for the nine months ended September 30, 2020.  The 2020 net income included a $5.0 million goodwill impairment charge, or $0.77 loss per diluted share.

"We reported another solid quarter as the economy continues to rebound, resulting in increased customer confidence, improved asset quality and in turn, a lower loan loss provision," said Tim Schneider, President of County Bancorp, Inc.  "Additionally, our adverse classified asset ratio (a non-GAAP metric) continues to decline and is less than half of what it was at the start of 2021. Finally, the previously announced merger with Nicolet remains on track. We still expect the merger to close on December 3, 2021, and we remain excited about the opportunities that Nicolet’s business model and other product offerings present to our agriculture customers and our community."

Loans

•

Total loans increased sequentially by $3.1 million, or 0.3%, to $1.0 billion during the third quarter of 2021.  Gross loan growth of $24.9 million was partially offset by $21.8 million in Paycheck Protection Program (“PPP”) loans that were forgiven by the Small Business Administration (“SBA”) during the quarter.  The following table sets forth the total PPP loans at the dates indicated:

	September 30, 2021			June 30, 2021
	# of Loans	Balance	Deferred Fee Income	# of Loans	Balance	Deferred Fee Income
	(dollars in thousands)
PPP 1oans - Round 1	9	$265	$6	69	$3,285	$82
PPP loans - Round 2	107	11,353	490	391	30,115	1,576
Total PPP loans	116	$11,618	$496	460	$33,400	$1,658
% of Total loans		1.16%			3.33%
•

As of September 30, 2021, there were two customer relationships with loan balances totaling $0.2 million in payment deferral associated with COVID-19 customer support programs, a reduction of $2.7 million since June 30, 2021.

Deposits and Funding Sources

•	Total deposits as of September 30, 2021, were $1.2 billion, an increase of $45.8 million, or 4.0%, from June 30, 2021, and an increase of $131.3 million, or 12.5%, since September 30, 2020.
•

Client deposits (demand deposits, NOW accounts, savings accounts, money market accounts, and certificates of deposit) increased by $49.6 million, or 5.2%, from June 30, 2021, to $1.0 billion.  Year-over-year, client deposits increased $110.0 million, or 12.3%, since September 30, 2020.

•

The Company decreased its reliance on wholesale funding (brokered deposits, national certificate of deposits, and FHLB funding) by $6.8 million, or 2.6%, during the third quarter of 2021.  Wholesale funding represented 20.4% of all funding sources at September 30, 2021 compared to 21.7% and 20.9% at June 30, 2021 and September 30, 2020, respectively.

Shareholders’ Equity

•	Book value per share increased to $27.97 per share on September 30, 2021, from $27.68 on June 30, 2021, and $25.71 on September 30, 2020.

Net Interest Income and Margin

•

Net interest margin for the quarter ended September 30, 2021, was 2.93%, a decrease of 29 basis points compared to the sequential quarter and an increase of 53 basis points year-over-year.  The following table shows the accretive effect the SBA PPP loans had on net interest margin for the periods indicated.

	For the Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net interest margin excluding PPP loans	2.68%	3.12%	2.28%
Accretion related to PPP loans:
Impact of interest rate on PPP loans	(0.07)%	(0.03)%	(0.31)%
Impact of PPP fee income recognized	0.34%	0.14%	0.45%
Impact of interest expense on PPP Liquidity Facility program	(0.02)%	(0.01)%	(0.02)%
Total accretion related to PPP loans	0.25%	0.10%	0.12%
Total net interest margin	2.93%	3.22%	2.40%
•

Net interest margin excluding PPP loans decreased 44 basis points to 2.68% for the quarter ended September 30, 2021 compared to the quarter ended June 30, 2021, primarily due to the $0.7 million in interest income that was recovered in connection to a nonaccrual loan participation and the pay-off of a $4.0 nonaccrual commercial real estate customer that took place during the second quarter of 2021.

•

Total rates paid on interest-bearing deposits decreased by nine basis points to 0.63% for the three months ended September 30, 2021, compared to the three months ended June 30, 2021, and decreased 65 basis points compared to the three months ended September 30, 2020.  The steady decline in cost of funds was primarily due to the Company’s focus on gathering lower-cost transactional deposits versus higher cost time deposits and the market-driven drop in the federal funds rates.

The table below presents the effects of changing rates and volumes on net interest income for the periods indicated.

	Three Months Ended September 30, 2021 v. Three Months Ended June 30, 2021			Three Months Ended September 30, 2021 v. Three Months Ended September 30, 2020
	Increase (Decrease) Due to Change in Average			Increase (Decrease) Due to Change in Average
	Volume	Rate	Net	Volume	Rate	Net
	(dollars in thousands)
Interest Income:
Investment securities	$(200)	$(191)	$(391)	$589	$59	$648
Loans (excluding PPP)	190	(1,082)	(892)	69	(92)	(23)
PPP loans - round 1	(1,454)	1,259	(195)	412	(1,507)	(1,095)
PPP loans - round 2	(93)	671	578	—	1,015	1,015
Total loans	(1,357)	848	(509)	481	(584)	(103)
Federal funds sold and interest-bearing deposits with banks	21	8	29	(1)	16	15
Total interest income	(1,536)	665	(871)	1,069	(509)	560
Interest Expense:
Savings, NOW, money market and interest checking	$48	$(51)	$(3)	$638	$(747)	$(109)
Time deposits	(34)	(89)	(123)	(265)	(949)	(1,214)
Other borrowings	(20)	5	(15)	(93)	(37)	(130)
FHLB advances	(30)	—	(30)	(10)	(84)	(94)
Junior subordinated debentures	(4)	3	(1)	(25)	48	23
Total interest expense	$(40)	$(132)	$(172)	$245	$(1,769)	$(1,524)
Net interest income	$(1,496)	$797	$(699)	$824	$1,260	$2,084

The following table sets forth average balances, average yields and rates, and income and expenses for the periods indicated.

	For the Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$352,781	$2,142	2.41%	$386,637	$2,533	2.63%	$256,059	$1,494	2.32%
Loans excluding PPP loans (2)	992,594	10,389	4.15%	974,525	11,281	4.64%	978,954	10,412	4.23%
PPP loans - Round 1 (2)	1,666	87	20.72%	9,344	282	12.11%	104,429	1,182	4.50%
PPP loans - Round 2 (2)	21,510	1,015	18.72%	33,080	437	5.30%	—	—	—
Total loans (2)	1,015,770	11,491	4.49%	1,016,949	12,000	4.73%	1,083,383	11,594	4.26%
Interest bearing deposits due from other banks	84,756	33	0.15%	22,085	4	0.07%	92,701	18	0.08%
Total interest-earning assets	$1,453,307	$13,666	3.73%	$1,425,671	$14,537	4.09%	$1,432,143	$13,106	3.64%
Allowance for loan losses	(11,519)			(15,305)			(18,641)
Other assets	94,892			91,039			86,109
Total assets	$1,536,680			$1,501,405			$1,499,611

Liabilities
Savings, NOW, money market, interest checking	$561,715	$365	0.26%	$507,089	$363	0.29%	$406,888	$469	0.46%
Time deposits	439,640	1,225	1.11%	452,443	1,353	1.20%	499,665	2,444	1.95%
Total interest-bearing deposits	$1,001,355	$1,590	0.63%	$959,532	$1,716	0.72%	$906,553	$2,913	1.28%
Other borrowings	25,534	28	0.44%	43,803	43	0.39%	101,829	158	0.62%
FHLB advances	86,500	204	0.94%	101,352	234	0.93%	89,622	298	1.32%
Junior subordinated debentures	64,546	1,105	6.79%	67,213	1,106	6.60%	65,903	1,082	6.53%
Total interest-bearing liabilities	$1,177,935	$2,927	0.99%	$1,171,900	$3,099	1.06%	$1,163,907	$4,451	1.52%
Non-interest-bearing deposits	160,980			146,242			147,595
Other liabilities	19,566			12,741			18,314
Total liabilities	$1,358,481			$1,330,883			$1,329,816

Shareholders' equity	178,199			170,522			169,795
Total liabilities and equity	$1,536,680			$1,501,405			$1,499,611

Net interest income		$10,739			$11,438			$8,655
Interest rate spread (3)			2.74%			3.03%			2.12%
Net interest margin (4)			2.93%			3.22%			2.40%
Ratio of interest-earning assets to interest-bearing liabilities	1.23			1.22			1.23
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Provision for Loan Losses

•

A recovery of provision for loan losses of $0.6 million was recorded for the three months ended September 30, 2021, compared to a recovery of provision for loan losses of $4.3 million for the three months ended June 30, 2021.  The recovery of provision during for the third quarter was primarily the result of a $14.0 million decrease in substandard rated loans and corresponding reserves related to the inherent risk associated with those loans.

•

Year-over-over, provision for loan losses decreased $0.7 million compared to the three months ended September 30, 2020.  The reduction was primarily the result of the improvement in asset quality and the reduction in the inherent risk in the loan portfolio associated with COVID-19.

Non-Interest Income

•

Total non-interest income for the three months ended September 30, 2021, increased $1.0 million, or 42.4%, to $3.2 million from the three months ended June 30, 2021, primarily due to the $1.5 million loss on security sales in the second quarter.  Year-over-year non-interest income decreased $0.5 million, or 12.7%, from the three months ended September 30, 2020, primarily due to fewer loans sold on the secondary market during the quarter and loans paying off resulting in a loss in loan serving rights.

•

Loan servicing fees quarter-over-quarter were virtually unchanged and increased $0.2 million year-over-year.  The weighted average servicing fees were unchanged from the three months ended June 30, 2021 and increased three basis points from the quarter ended September 30, 2020.  In addition, loans sold with servicing retained decreased $13.8 million, or 1.6%, and increased $41.5 million, or 5.2%, from June 30, 2021 and September 30, 2020, respectively.

	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands)
Non-Interest Income
Service charges	$137	$165	$119	$108	$108
Crop insurance commission	309	291	301	517	271
Gain on sale of residential loans, net	69	89	93	219	17
Loan servicing fees	2,287	2,278	2,158	1,974	2,054
Gain on sale of service-retained loans, net	1,631	1,784	1,587	1,828	1,268
Loan servicing right pay-down losses	(1,696)	(1,162)	(1,119)	(635)	(551)
Total loan servicing right income	(65)	622	468	1,193	717
Gain (loss) on sale of securities	—	(1,453)	—	—	101
Referral fees	—	—	319	64	110
Other	469	259	254	283	294
Total non-interest income	$3,206	$2,251	$3,712	$4,358	$3,672
•

Loans sold that the Company continued to service were $839.4 million as of September 30, 2021, a decrease of $13.8 million, or 1.6%, compared to June 30, 2021.  The decrease was primarily the result of excess liquidity which resulted in the need for fewer loans to be sold on the secondary market.  Loans sold and continued to service increased $41.5 million, or 5.2%, compared to September 30, 2020.

	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands)
Loan servicing rights, end of period	$19,413	$19,478	$18,864	$18,396	$17,203
Loans serviced, end of period	839,357	853,176	841,893	812,560	797,819
Loan servicing rights as a % of loans serviced	2.31%	2.28%	2.24%	2.26%	2.16%

Total loan servicing fees	$2,287	$2,278	$2,158	$1,974	$2,054
Average loans serviced	846,267	847,535	827,227	805,190	779,939
Annualized loan servicing fees as a % of average loans serviced	1.08%	1.08%	1.04%	0.98%	1.05%

Non-Interest Expense

•

Total non-interest expense for the three months ended September 30, 2021, increased $0.3 million, or 3.1%, from the second quarter of 2021 to $9.0 million, and increased $1.4 million, or 17.9%, from the three months ended September 30, 2020.

•

Employee compensation and benefits expense decreased for the three months ended September 30, 2021, by $0.6 million, or 9.0%, to $5.8 million compared to the three months ended June 30, 2021.  The change was primarily the result of adjustments made to employee benefit programs as a result of the merger that was announced in the second quarter of 2021.

•	During the three months ended September 30, 2021, the Company made a $0.3 million one-time charitable contribution to further agricultural education in addition to normal giving.
	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands)
Non-Interest Expense
Employee compensation and benefits	$5,846	$6,426	$5,582	$6,687	$4,766
Occupancy	331	293	279	297	321
Information processing	640	664	661	656	641
Professional fees	503	450	802	582	555
Business development	227	289	307	136	305
Charitable contributions	301	50	50	41	47
OREO expenses (income)	(2)	52	23	20	47
Writedown of OREO	—	—	—	148	—
Net loss (gain) on sale of OREO	—	—	17	(326)	9
Net loss (gain) on sale of fixed assets	(7)	(1,075)	(6)	9	(2)
Merger expenses	322	385	—	—	—
Depreciation and amortization	211	484	257	289	295
Other	665	747	792	955	683
Total non-interest expense	$9,037	$8,765	$8,764	$9,494	$7,667

Asset Quality

•

Asset quality continued to improve during the third quarter of 2021.  Substandard performing loans decreased by $11.6 million, or 41.7%, to $16.2 million at September 30, 2021, compared to June 30, 2021, primarily due to the pay-off of 4 customer relationships.

•

Substandard impaired loans decreased by $2.5 million, or 8.2%, to $27.9 million at September 30, 2021, compared to June 30, 2021, primarily due to the payoff from one commercial customer relationship.  The following table presents loan balances by credit grade as of the dates indicated:

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$828,794	$821,970	$757,160	$716,313	$800,451
Watch	124,625	121,242	165,823	190,101	185,254
Special Mention	7,465	566	605	2,501	1,851
Substandard Performing	16,181	27,742	38,961	40,420	41,577
Substandard Impaired	27,892	30,370	49,115	46,950	46,793
Total loans	$1,004,957	$1,001,890	$1,011,664	$996,285	$1,075,926
Adverse classified asset ratio (1)	19.02%	24.72%	39.61%	39.43%	42.64%
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included at the end of this earnings release.

Non-Performing Assets

•	Non-performing assets decreased in the third quarter of 2021 by $2.2 million, or 7.0%, primarily due to the $2.5 million substandard impaired loan pay-off discussed above.
•

Performing troubled debt restructurings (“TDRs”) not on nonaccrual decreased $1.0 million, or 12.5%, in the third quarter of 2021 to $6.7 million on September 30, 2021 from June 30, 2021.  The decrease was primarily due to one commercial customer that had loans that were re-underwritten and were no longer a TDR due to improved performance and financial trends.

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands)
Non-Performing Assets:
Nonaccrual loans	$27,892	$30,071	$43,973	$41,624	$41,351
Other real estate owned	914	914	739	1,077	3,064
Total non-performing assets	$28,806	$30,985	$44,712	$42,701	$44,415

Performing TDRs not on nonaccrual	$6,686	$7,641	$13,495	$18,592	$19,036

Non-performing assets as a % of total loans	2.87%	3.09%	4.42%	4.29%	4.13%
Non-performing assets as a % of total assets	1.87%	2.04%	3.00%	2.90%	2.98%
Allowance for loan losses as a % of total loans	1.07%	1.14%	1.49%	1.49%	1.73%
Net charge-offs (recoveries) quarter- to-date	$118	$(662)	$(32)	$3,386	$(1)

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company, founded in May 1996, and its wholly owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including (1) the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of the Company’s operations with those of Nicolet will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed merger; (4) changes to tax legislation and their potential effects on the accounting for the merger; (5) the failure to satisfy conditions to completion of the proposed merger; (7) the failure of the proposed merger to close for any other reason; (8) diversion of management’s attention from ongoing business operations and opportunities due to the proposed merger; (9) the challenges of integrating and retaining key employees; (10) the effect of the announcement of the proposed merger on Nicolet’s, the Company’s or the combined company’s respective customer and employee relationships and operating results; (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) dilution caused by Nicolet’s issuance of additional shares of Nicolet common stock in connection with the merger; and (13) the effects of the COVID-19 pandemic and its effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$105,548	$72,745	$17,820	$19,500	$53,283
Securities available-for-sale, at fair value	338,211	349,334	385,240	352,854	298,476
Loans held for sale	11,139	15,805	5,789	35,976	2,593
Agricultural loans	631,833	613,514	609,482	606,881	619,617
Commercial loans	322,715	319,878	317,625	313,265	317,782
Paycheck Protection Plan loans	11,618	33,400	46,249	37,790	98,421
Multi-family real estate loans	31,885	30,310	33,287	33,457	35,496
Residential real estate loans	4,988	4,563	4,776	4,627	4,489
Installment and consumer other	1,918	225	245	265	121
Total loans	1,004,957	1,001,890	1,011,664	996,285	1,075,926
Allowance for loan losses	(10,715)	(11,466)	(15,082)	(14,808)	(18,649)
Net loans	994,242	990,424	996,582	981,477	1,057,277
Other assets	90,854	88,764	85,897	82,551	80,426
Total Assets	$1,539,994	$1,517,072	$1,491,328	$1,472,358	$1,492,055

Liabilities and Shareholders' Equity
Demand deposits	$168,008	$158,880	$139,838	$163,202	$158,798
NOW accounts and interest checking	143,843	136,180	95,591	96,624	78,026
Savings	17,258	9,059	8,431	7,367	11,900
Money market accounts	415,813	394,486	390,741	344,250	325,900
Time deposits	262,658	259,386	278,591	304,580	322,992
Brokered deposits	157,583	159,087	159,034	80,456	101,808
National time deposits	16,333	18,648	26,302	44,347	50,747
Total deposits	1,181,496	1,135,726	1,098,528	1,040,826	1,050,171
Federal Reserve Discount Window advances	11,497	34,174	47,255	47,531	99,693
FHLB advances	85,000	88,000	100,000	129,000	84,600
Subordinated debentures	67,598	67,519	67,179	67,111	67,025
Other liabilities	17,083	16,841	12,028	16,114	20,656
Total Liabilities	1,362,674	1,342,260	1,324,990	1,300,582	1,322,145

Shareholders' equity	177,320	174,812	166,338	171,776	169,910
Total Liabilities and Shareholders' Equity	$1,539,994	$1,517,072	$1,491,328	$1,472,358	$1,492,055

Stock Price Information:
High - Quarter-to-date	$37.24	$35.82	$26.46	$23.72	$22.00
Low - Quarter-to-date	$32.29	$22.85	$19.66	$18.20	$17.04
Market price - Quarter-end	$36.06	$33.96	$23.97	$22.08	$18.80
Book value per share	$27.97	$27.68	$25.99	$26.42	$25.72
Tangible book value per share (1)	$27.97	$27.68	$25.98	$26.42	$25.71
Common shares outstanding	6,053,369	6,026,748	6,094,450	6,197,965	6,294,675
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$11,491	$12,000	$11,523	$12,737	$11,594
Taxable securities	1,821	2,205	1,887	1,777	1,293
Tax-exempt securities	260	261	246	201	167
Federal funds sold and other	94	71	58	10	52
Total interest and dividend income	13,666	14,537	13,714	14,725	13,106

Interest Expense
Deposits	1,590	1,716	2,069	2,482	2,914
FHLB advances and other borrowed funds	232	277	321	362	456
Subordinated debentures	1,106	1,106	1,106	1,107	1,082
Total interest expense	2,928	3,099	3,496	3,951	4,452
Net interest income	10,738	11,438	10,218	10,774	8,654
Provision for loan losses	(634)	(4,278)	242	(455)	79
Net interest income after provision for loan losses	11,372	15,716	9,976	11,229	8,575

Non-Interest Income
Services charges	137	165	119	108	108
Crop insurance commission	309	291	301	517	271
Gain on sale of residential loans, net	69	89	93	219	17
Loan servicing fees	2,287	2,278	2,158	1,974	2,054
Gain on sale of service-retained loans, net	1,631	1,784	1,587	1,828	1,268
Loan servicing right pay-down losses	(1,696)	(1,162)	(1,119)	(635)	(551)
Total loan servicing right income	(65)	622	468	1,193	717
Gain (loss) on sale of securities	—	(1,453)	—	—	101
Referral fees (1)	—	—	319	64	110
Other	469	259	254	283	294
Total non-interest income	3,206	2,251	3,712	4,358	3,672

Non-Interest Expense
Employee compensation and benefits	5,846	6,426	5,582	6,687	4,766
Occupancy	331	293	279	297	321
Information processing	640	664	661	656	641
Professional fees	503	450	802	582	555
Business development	227	289	307	136	305
Contributions	301	50	50	41	47
OREO expenses (income)	(2)	52	23	20	47
Writedown of OREO	—	—	—	148	—
Net loss (gain) on sale of OREO	—	—	17	(326)	9
Net loss (gain) on sale of fixed assets	(7)	(1,075)	(6)	9	(2)
Merger expenses	322	385	—	—	—
Depreciation and amortization	211	484	257	289	295
Other	665	747	792	955	683
Total non-interest expense	9,037	8,765	8,764	9,494	7,667
Income before income taxes	5,541	9,202	4,924	6,093	4,580
Income tax expense	1,433	2,459	996	1,575	1,164
NET INCOME	$4,108	$6,743	$3,928	$4,518	$3,416

Basic earnings per share	$0.66	$1.08	$0.62	$0.70	$0.52
Diluted earnings per share	$0.65	$1.07	$0.62	$0.70	$0.52
Dividends declared per share	$0.10	$0.10	$0.10	$0.10	$0.07
(1)	Referral fees in prior quarters reclassed to non-interest income to match current classification

	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands, except share data)
Other Data:
Return on average assets (1)	1.07%	1.80%	1.06%	1.23%	0.91%
Return on average shareholders' equity (1)	9.22%	15.82%	9.11%	10.56%	8.05%
Return on average common shareholders' equity (1)(2)	9.47%	16.40%	9.29%	10.88%	8.25%
Efficiency ratio (1)(2)	64.86%	64.98%	62.84%	63.86%	62.66%
Equity to assets ratio	11.51%	11.52%	11.15%	11.67%	11.39%
Tangible common equity to tangible assets (2)	10.99%	10.99%	10.62%	11.12%	10.85%

Common Share Data:
Net income from continuing operations	$4,108	$6,743	$3,928	$4,518	$3,416
Less: Preferred stock dividends	80	79	81	80	80
Income available to common shareholders	$4,028	$6,664	$3,847	$4,438	$3,336

Weighted average number of common shares issued	7,260,493	7,242,997	7,218,358	7,206,238	7,202,000
Less: Weighted average treasury shares	1,223,728	1,179,271	1,080,089	957,573	882,153
Plus: Weighted average non-vested restricted stock units	97,891	97,915	63,991	67,529	66,492
Weighted average number of common shares outstanding	6,134,656	6,161,641	6,202,260	6,316,194	6,386,339
Effect of dilutive options	81,216	46,438	34,465	28,025	20,915
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,215,872	6,208,079	6,236,725	6,344,219	6,407,254

(1)	Annualized
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

Non-GAAP Financial Measures:

	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands)
Return on average common shareholders' equity reconciliation (1):
Return on average shareholders' equity	9.22%	15.82%	9.11%	10.56%	8.05%
Effect of excluding average preferred shareholders' equity	0.25%	0.58%	0.18%	0.32%	0.20%
Return on average common shareholders' equity	9.47%	16.40%	9.29%	10.88%	8.25%

Efficiency ratio (2):
Non-interest expense	$9,037	$8,765	$8,764	$9,494	$7,667
Net gain (loss) on sales and write-downs of OREO	—	—	(17)	178	(9)
Net gain (loss) on sale of fixed assets	7	1,075	6	(9)	2
Adjusted non-interest expense (non-GAAP)	$9,044	$9,840	$8,753	$9,663	$7,660

Net interest income	$10,738	$11,438	$10,218	$10,774	$8,654
Non-interest income	3,206	2,251	3,712	4,358	3,672
Net loss (gain) on sales of securities	—	1,453	—	—	(101)
Operating revenue	$13,944	$15,142	$13,930	$15,132	$12,225
Efficiency ratio	64.86%	64.98%	62.84%	63.86%	62.66%

(1)	Management uses the return on average common shareholders’ equity to review our core operating results and our performance.
(2)

In our judgment, the adjustments made to non-interest expense allow investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

Non-GAAP Financial Measures (continued):

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation (1):
Common equity	$169,320	$166,812	$158,338	$163,776	$161,910
Less: Core deposit intangible, net of amortization	2	12	29	54	86
Tangible common equity (non-GAAP)	$169,318	$166,800	$158,309	$163,722	$161,824
Common shares outstanding	6,053,369	6,026,748	6,094,450	6,197,965	6,294,675
Tangible book value per share	$27.97	$27.68	$25.98	$26.42	$25.71

Total assets	$1,539,994	$1,517,072	$1,491,328	$1,472,358	$1,492,055
Less: Core deposit intangible, net of amortization	2	12	29	54	86
Tangible assets (non-GAAP)	$1,539,992	$1,517,060	$1,491,299	$1,472,304	$1,491,969
Tangible common equity to tangible assets	10.99%	10.99%	10.62%	11.12%	10.85%

Adverse classified asset ratio (2):
Substandard loans	$44,073	$58,112	$88,076	$87,370	$88,370
Other real estate owned	914	914	739	1,077	3,064
Substandard unused commitments	1,824	2,130	5,091	4,049	5,124
Less: Substandard government guarantees	(6,162)	(8,007)	(8,485)	(8,960)	(7,002)
Total adverse classified assets (non-GAAP)	$40,649	$53,149	$85,421	$83,536	$89,556

Total equity (Bank)	$207,180	$209,416	$202,200	$205,743	$200,011
Accumulated other comprehensive gain on available for sale securities	(4,129)	(5,854)	(1,652)	(8,686)	(8,640)
Allowance for loan losses	10,715	11,466	15,082	14,808	18,649
Adjusted total equity (non-GAAP)	$213,766	$215,028	$215,630	$211,865	$210,020
Adverse classified asset ratio	19.02%	24.72%	39.61%	39.43%	42.64%

(1)

In our judgment, the adjustments made to book value, equity and assets allow investors to better assess our capital adequacy and net worth by removing the effect of goodwill and intangible assets that are unrelated to our core business.

(2)	The adjustments made to non-performing assets allow management to better assess asset quality and monitor the amount of capital coverage necessary for non-performing assets.